                                                                     EXHIBIT 4.5


================================================================================



                           TELE-COMMUNICATIONS, INC.



                                      AND

                                             ,

                                         Trustee

                               ----------------

                                   Indenture

                        Dated as of-------------, -----

                               ----------------


                         Junior Subordinated Securities



================================================================================

                             Cross-Reference Table

TIA                                                                                      Indenture
Section                                                                                  Section
- -------                                                                                  -------
310     (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
        (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
        (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
        (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
        (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.08;7.10;12.02
        (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
311     (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
        (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
        (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
312     (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.07
        (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.03
        (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.03
313     (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
        (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
        (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
        (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.02
        (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
314     (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.02;12.02
        (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
        (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.04
        (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.04
        (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
        (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
        (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.05
        (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
315     (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.01(b)
        (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.05;12.02
        (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.01(a)
        (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.01(c)
        (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.11
316     (a) (last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.06
        (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.05
        (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.04
        (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
        (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.07
317     (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.08
        (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.09
        (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.06
318     (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12.01

- ---------------------
N.A. means Not Applicable.

                               TABLE OF CONTENTS


        SECTION                                 HEADING                                                               PAGE
        -------                                 -------                                                               ----

                                                            ARTICLE ONE

                                            DEFINITIONS AND INCORPORATION BY REFERENCE

        1.01.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
        1.02.    Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
        1.03.    Incorporation by Reference of Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . .    5
        1.04.    Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

                                                            ARTICLE TWO

                                                          THE SECURITIES

        2.01.    Forms Generally and Dating   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
        2.02.    Amount Unlimited; Issuable in Series . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
        2.03.    Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
        2.04.    Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
        2.05.    Registrar, Paying Agent and Conversion Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
        2.06.    Paying Agent to Hold Money and Securities in Trust . . . . . . . . . . . . . . . . . . . . . . . . .   13
        2.07.    Securityholder Lists   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
        2.08.    Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
        2.09.    Replacement Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
        2.10.    Outstanding Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
        2.11.    Temporary Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        2.12.    Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        2.13.    Payment of Interest; Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        2.14.    Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                           ARTICLE THREE

                                                            REDEMPTION

        3.01.    Applicability of Article   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
        3.02.    Notices to Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
        3.03.    Selection of Securities to be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
        3.04.    Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
        3.05.    Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
        3.06.    Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

     SECTION                                         HEADING                                                           PAGE
     -------                                         -------                                                           ----
        3.07.    Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
        3.08.    Conversion Arrangement on Call for Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                                                                  ARTICLE FOUR

                                                                   COVENANTS

        4.01.    Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        4.02.    SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        4.03.    Compliance Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        4.04.    Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                                                                  ARTICLE FIVE

                                                             SUCCESSOR CORPORATION

        5.01.    When Company May Merge, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                                                                  ARTICLE SIX

                                                             DEFAULTS AND REMEDIES

        6.01.    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
        6.02.    Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
        6.03.    Other Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        6.04.    Waiver of Existing Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        6.05.    Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        6.06.    Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        6.07.    Rights of Holders to Receive Payment
                 and To Convert or Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        6.08.    Collection Suit by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
        6.09.    Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
        6.10.    Priorities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
        6.11.    Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

                                                                 ARTICLE SEVEN

                                                                    TRUSTEE

        7.01.    Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
        7.02.    Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

      SECTION                                           HEADING                                                        PAGE
      -------                                           -------                                                        ----


        7.03.    Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
        7.04.    Trustee's Disclaimer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
        7.05.    Notice of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
        7.06.    Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
        7.07.    Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
        7.08.    Replacement of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
        7.09.    Successor Trustee by Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
        7.10.    Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
        7.11.    Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                                                 ARTICLE EIGHT

                                                             DISCHARGE OF INDENTURE

        8.01.    Termination of Company's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
        8.02.    Application of Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
        8.03.    Repayment to Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

                                                                  ARTICLE NINE

                                                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

        9.01.    Without Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
        9.02.    With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
        9.03.    Compliance with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
        9.04.    Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
        9.05.    Notation on or Exchange of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
        9.06.    Trustee to Sign Amendments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37


                                                                  ARTICLE TEN

                                                                 SUBORDINATION

        10.01.   Securities Subordinated to Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
        10.02.   Company Not to Make Payments with Respect to
                 Securities in Certain Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
        10.03.   Securities Subordinated to Prior Payment of
                 All Senior Debt on Dissolution, Liquidation
                 or Reorganization of Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
        10.04.   Securityholders to be Subrogated to Right
                 of Holders of Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

      SECTION                                                  HEADING                                                PAGE
      -------                                                  -------                                                ----
        10.05.   Obligation of the Company Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
        10.06.   Trustee Entitled to Assume Payments Not
                     Prohibited in Absence of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
        10.07.   Application by Trustee of Monies or U.S.
                 Government Obligations Deposited with it . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        10.08.   Subordination Rights Not Impaired by Acts or
                 Omissions of Company or Holders of Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        10.09.   Securityholders Authorize Trustee To
                 Effectuate Subordination or Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        10.10.   Right of Trustee to Hold Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
        10.11.   Article Ten Not to Prevent Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

                                                                 ARTICLE ELEVEN

                                                                   CONVERSION

        11.01.   Applicability of Article   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
        11.02.   Conversion Privilege   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
        11.03.   Conversion Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
        11.04.   Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
        11.05.   Taxes on Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
        11.06.   Company to Provide Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
        11.07.   Adjustment for Change in Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
        11.08    Adjustment for Rights Issue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
        11.09.   Adjustments for other Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
        11.10.   Voluntary Adjustment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
        11.11.   Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
        11.12.   When Adjustment May Be Deferred  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
        11.13.   When Adjustment Is Not Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
        11.14.   Notice of Adjustment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
        11.15.   Notice of Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
        11.16.   Consolidation, Merger or Sale of the Company;
                 Special Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
        11.17.   Company Determination Final  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
        11.18.   Trustee's Disclaimer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
        11.19.   Simultaneous Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

      SECTION                                                  HEADING                                                PAGE
      -------                                                  -------                                                ----

                                                            ARTICLE TWELVE

                                                            MISCELLANEOUS
        12.01.   Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
        12.02.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
        12.03.   Communication by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
        12.04.   Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . .   58
        12.05.   Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
        12.06.   When Treasury Securities Disregarded . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
        12.07.   Rules by Trustee and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
        12.08.   Legal Holidays   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
        12.09.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
        12.10.   No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
        12.11.   No Recourse Against Others   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
        12.12.   Successors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
        12.13.   Duplicate Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
        12.14.   Table of Contents, Headings, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
        12.15.   Public Qualification Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

        SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

                 INDENTURE dated as of --------------------, ----------,
between TELE-COMMUNICATIONS, INC., a Delaware corporation ("Company"),
and            ,  a               corporation ("Trustee").

                 The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured junior subordinated debentures, notes, bonds or other evidences of junior subordinated indebtedness ("Securities"), to be issued in one or more series as provided in this Indenture.

                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the respective Holders from time to time of Securities or of series thereof:


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.    Definitions.

         Affiliate, when used with respect to any person, means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under direct or indirect common control with such person. As used herein, the term "control" (including the correlative terms "controlling," "controlled" and "common control") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         Agent means any Registrar, Paying Agent, co-Registrar or Conversion Agent. See Section 2.05.

         Board of Directors means the Board of Directors of the Company and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of the Company with respect to such matter.

         Business Day means any day which is not a Legal Holiday.

         capital stock means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

         Class A Common Stock means the Class A Common Stock, par value $1.00 per share, of the Company, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class A Common Stock, or in the case of a consolidation or merger of the Company with or into another person affecting the Class A Common Stock, such capital stock to which a holder of Class A Common Stock shall be entitled upon the occurrence of such event.

         Class B Common Stock means the Class B Common Stock, par value $1.00 per share, of the Company, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class B Common Stock, or in the case of a consolidation or merger of the Company with or into another person affecting the Class B Common Stock, such capital stock to which a holder of Class B Common Stock shall be entitled upon the occurrence of such event.

         Company means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

         Conversion Date of a Security means the date on which the requirements for conversion specified, as contemplated by Section 2.02 hereof, for Securities of that series have been satisfied by the Holder.

         Conversion Rate, when used with respect to a series of Securities, shall mean the number of shares of Class A Common Stock issuable upon conversion of a Security of the minimum authorized denomination of such series, as such number may be adjusted from time to time pursuant to and on the terms set forth in Article Eleven hereof or such other or different terms, if any, as may be specified as contemplated by Section 2.02 hereof for Securities of such series. The initial Conversion Rate in respect of a series of Securities shall be as specified in the Securities of that series.

         Convertible Securities means any or all options, warrants, securities and rights which are convertible into or exercisable or exchangeable for Class A Common Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire Class A Common Stock, other than the Class B Common Stock and the Securities of the particular series to which the adjustment provisions of Article Eleven are being applied.

         Default means any event which is, or after notice or passage of time or both would be, an Event of Default.

         Holder or Securityholder means the person in whose name a Security is registered on the Registrar's books.

         Indenture means this Indenture as amended or supplemented from time to time and, unless the context indicates otherwise, shall include the form and terms of a particular series of Securities established as contemplated hereunder.

         interest, when used with respect to an Original Issue Discount Security which by its terms bears interest only after maturity or upon default in any other payment due on such Security, means interest payable after maturity or upon such default, as the case may be.

         Interest Payment Date means the date, if any, specified in the Securities of any series as the fixed date on which any installment of interest on the Securities of that series is due and payable.

         Issue Date, when used with respect to a Security of a particular series, means the date on which Securities of such series are first issued as set forth on the face of the Security.

         Officer means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

         Officers' Certificate means a certificate signed by two Officers and delivered to the Trustee. See Sections 12.04 and 12.05.

         Opinion of Counsel means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.04 and 12.05.

         original issue discount of any debt security, including any Original Issue Discount Security, means the difference between the principal amount of such debt security and the initial issue price of such debt security (as set forth, in the case of an original Issue Discount Security, on the face of such Security).

         Original Issue Discount Security means any Security which provides for an amount less than the principal amount thereof to be due and payable upon acceleration of the maturity thereof pursuant to Section 6.02.

         person means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

         principal of a debt security, including any Security, means the amount (including, without limitation, if and to the extent applicable, any premium and, in the case of an Original Issue Discount Security, any accrued original issue discount, but excluding interest) that is payable with respect to such debt security as of any date and for any purpose (including, without limitation, in connection with any sinking fund, upon any redemption at the option of the Company, upon any purchase or exchange at the option of the Company or the holder of such debt security and upon any acceleration of the maturity of such debt security).

         principal amount of a debt security, including any Security, means the principal amount as set forth on the face of such debt security.

         Regular Record Date means the date, if any, specified in the Securities of any series as the record date for the determination of Securityholders to whom interest is payable on the next succeeding Interest Payment Date.

         SEC means the Securities and Exchange Commission.

         Securities means the Securities that are issued from time to time in one or more series under this Indenture as such Securities are amended or supplemented from time to time.

         Stated Maturity Date of a debt security, including any Security, means the date specified on such debt security as the fixed date on which an amount equal to the principal amount thereof (or the unpaid balance of such principal amount) shall be due and payable.

         Subsidiary of any person shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such person and/or one or more Subsidiaries of such person and (ii) any other person (other than a corporation) in which such person and/or one or more Subsidiaries of such person, directly or indirectly, has (x) a majority ownership interest or
(y) the power to elect or direct the election of a majority of the members of the governing body of such person.

         TIA means the Trust Indenture Act of 1939 (15 U.S. Code Section
Section 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as provided in Section 9.03.

         Trustee means the party named as such in this Indenture until a successor replaces it and thereafter means the successor and if at any time there is more than one such party, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

         Trust Officer, when used with respect to the Trustee, shall mean the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice-president, the treasurer, any assistant treasurer, the secretary, any assistant secretary, any trust officer, any second or assistant vice-president, or any officer or assistant officer of the Trustee other than those specifically above-mentioned customarily performing functions similar to those performed by such above-mentioned officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         United States means the United States of America.

         U.S. Government Obligations means non-callable direct obligations of, or obligations entitled to the full faith and credit of, the United States.


SECTION 1.02.    Other Definitions.

                 Term                              Defined in Section
                 ----                              ------------------
         Average Market Price                           11.11
         Bankruptcy Law                                  6.01
         Code                                            9.01
         Conversion Agent                                2.05
         Current Market Price                           11.11
         Custodian                                       6.01
         Debt                                           10.01
         Determination Date                             11.11
         Event of Default                                6.01
         Ex-Dividend Date                               11.11
         Extraordinary Cash Dividend                    11.09
         Legal Holiday                                  12.08
         Paying Agent                                    2.05
         Public Qualification Date                      12.15
         Registrar                                       2.05
         Senior Debt                                    10.01


SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 Commission means the SEC.

                 indenture securities means the Securities.

                 indenture security holder means a Securityholder.

                 indenture to be qualified means this Indenture.

                 indenture trustee or institutional trustee means the Trustee.

                 obligor on the indenture securities means the Company and any other obligor thereon.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.


SECTION 1.04.    Rules of Construction.

                 Unless the context otherwise requires:

         (1)     a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

         (3)     "or" is not exclusive; and

         (4) words in the singular include the plural, and in the plural include the singular.



                                  ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01.    Forms Generally and Dating.

                 The Securities of each series shall be in one of the forms established from time to time by or pursuant to a resolution of the Board of Directors or in or pursuant to one or more indentures supplemental hereto, including, without limitation, the form of supplemental indenture annexed hereto as Exhibit 1, which shall set forth the information required by Section
2.02. The Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by a resolution of the Board of Directors and may have such notations, legends or endorsements as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required by law, stock exchange rule or usage. The Company shall approve the form or forms of the Securities and any notation, legend or endorsement on them. If the form or forms of Securities of any series is established by action taken pursuant to a resolution of the Board of Directors or indenture supplemental hereto, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the written order of the Company contemplated by Section 2.04 for the authentication and delivery of such Securities.

                 Each Security shall be dated the date of its authentication. The form of the Trustee's certificate of authentication to be borne by the Securities shall be substantially as follows:

CERTIFICATE OF AUTHENTICATION
                 The undersigned certifies that this is one of the Securities of the series designated herein referred to in the within- mentioned Indenture.


                                                              as Trustee


                                                    By
                                                      --------------------------
                                                          Authorized Officer


SECTION 2.02.    Amount Unlimited; Issuable in Series.

                 The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

                 The securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors or established in or pursuant to one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

                 (1) the title of the Securities of the series (which shall distinguish Securities of the series from all other Securities);

                 (2) any limit upon the aggregate principal amount of Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11, 3.07, or 9.05 and except for any Securities which pursuant to Section 2.04 are deemed not to have been authenticated and delivered hereunder);

                 (3) the date or dates (and whether fixed or extendable) on which the principal of Securities of the series is payable, including the Stated Maturity Date;

                 (4) the rate or rates (which may be fixed or variable) at which Securities of the series shall bear interest, or the method of determining the same, if any, the date or dates from which such interest shall accrue, the form or method of payment thereof (if other than in cash), the Interest Payment Date(s) and the Regular Record Date(s);

                 (5) the place or places where the principal of and any interest on Securities of the series shall be payable;

                 (6) any provisions relating to the issuance of Securities of such series at an original issue discount (including, without limitation, the issue price thereof, the rate or rates at which such original issue discount shall accrue, if any, and the date or dates from or to which or period or periods during which such original issue discount shall accrue at such rate or rates);

                 (7) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed or otherwise purchased, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise (including, without limitation, the form or method of payment thereof if other than in cash);

                 (8) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Securityholder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including, without limitation, the form or method of payment thereof if other than in cash);

                 (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

                 (10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon acceleration of the maturity thereof pursuant to
         Section 6.02 or provable in bankruptcy pursuant to Section 6.09, or, if applicable, which is convertible in accordance with Article Eleven;

                 (11) any Events of Default with respect to the Securities of a particular series in lieu of or in addition to those set forth herein and the remedies therefor;

                 (12) the obligation, if any, of the Company to permit the conversion of Securities of such series into Class A Common Stock and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial Conversion Rate, the conversion period and any other provision in addition to or in lieu of those set forth in this Indenture relative to such obligation);

                 (13) the obligation, if any, of the Company to permit the exchange of Securities of such series into securities of an issuer other than the Company and the terms and conditions upon which such exchange shall be effected (including, without limitation, the initial exchange rate, any provisions for the adjustment of such exchange rate or of the securities or other property deliverable upon such exchange, the period during which the exchange right may be exercised and any other provisions relative to such obligation); and

                 (14) any other terms of a particular series and any other provisions expressing or referring to the terms and conditions upon which the Securities of that series are to be issued under the Indenture, which terms and provisions are not in conflict with the provisions of this Indenture;provided, however, that the addition to or subtraction from or variation of Articles Four, Five, Six, Eight and Eleven (and Sections 1.01 and 1.02, insofar as they relate to the definition of certain terms as used in such Articles) with regard to the Securities of a particular series shall not be deemed to constitute a conflict with the provisions of those Articles.

                 All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise so provided, a series may be reopened for issuances of additional Securities of such series.

                 If any of the terms of the Securities of a series are established by action taken pursuant to a resolution of the Board of Directors or indenture supplemental hereto, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee with an Officers' Certificate setting forth the terms or the manner of determining the terms of the Securities of such series. With respect to Securities of a series which are not to be issued at one time, such resolution of the Board of Directors or action may provide general terms or parameters for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a written order of the Company or that such terms shall be determined by the Company or its agents in accordance with a written order of the Company as contemplated by the proviso clause of the fourth paragraph of
Section 2.04.


SECTION 2.03.    Denominations.

                 The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 2.02. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04.    Execution and Authentication.

                 Two officers shall sign the Securities for the Company by facsimile signature. The Company's seal shall be reproduced on the Securities.

                 If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                 A Security shall not be entitled to any benefit under this Indenture or be valid for any purpose until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 12.04 and 12.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has not been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed not to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall authenticate and deliver said Securities to or upon the written order of the Company, signed by two Officers or by an Officer and an Assistant Treasurer of the Company, without any further action by the Company. Such written order shall specify the date on which said securities shall be authenticated; provided, however, that if not all the Securities of a series are to be issued at one time and if the resolution of the Board of Directors or indenture supplemental hereto establishing such series as contemplated by Sections 2.01 and 2.02 shall so permit, such written order may set forth procedures acceptable to the Trustee for the issuance of such Securities and for determining the form or terms of particular Securities of such series including, but not limited to, interest rate, maturity date, date of issuance and date from which interest shall accrue.

                 If the form or forms or terms of the Securities of the series have been established in or pursuant to one or more resolutions of the Board of Directors or indentures supplemental hereto as permitted by Sections 2.01 and 2.02, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

                 (1) if the form or forms of such Securities have been established by or pursuant to a resolution of the Board of Directors or indenture supplemental hereto, that such form or forms have been established in conformity with the provisions of this Indenture;

                 (2) if the terms of such Securities have been established by or pursuant to a resolution of the Board of Directors or indenture supplemental hereto, that such terms have been established in conformity with the provisions of this Indenture; and

                 (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equitable principles and except that, in the case of Securities to be issued in exchange for capital stock of the Company (or Securities to be issued in exchange for outstanding Securities of another series that were issued in exchange for capital stock of the Company if the Opinion of Counsel delivered pursuant to this Section 2.04 with respect to such other series of Securities contained a similar qualification), the Company may be prohibited from making payments on such Securities if and to the extent that it would at the time be prohibited from redeeming capital stock;

provided, however, that, with respect to Securities of a series which are not to be issued at one time, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series and that the opinions described in clauses (2) and
(3) above may state, respectively.

                 (a) that, when the terms of such Securities shall have been established pursuant to a written order of the Company or pursuant to such procedures as may be specified from time to time by a written order of the Company, all as contemplated by and in accordance with a resolution of the Board of Directors or an Officers' Certificate pursuant to a resolution of the Board of Directors or indenture supplemental hereto, as the case may be, such terms will have been established in conformity with the provisions of this Indenture; and

                 (b) that such Securities, when (i) executed by the Company, (ii) completed, authenticated and delivered by the Trustee in accordance with this Indenture, (iii) issued and delivered by the Company and (iv) paid for, all as contemplated by and in accordance with the aforesaid written order of the Company or specified procedures, as the case may be, will have been duly issued and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equitable principles and except that, in the case of Securities to be issued in exchange for capital stock of the Company (or Securities to be issued in exchange for outstanding Securities of another series that were issued in exchange for capital stock of the Company if the Opinion of Counsel delivered pursuant to this Section 2.04 with respect to such other series of Securities contained a similar qualification), the Company may be prohibited from making payments on such Securities if and to the extent that it would at the time be prohibited from redeeming capital stock.

                 Notwithstanding the provisions of Sections 2.01, 2.02, 12.04 and this Section, if all the Securities of a series are not to be originally issued at one time, the resolution of the Board of Directors or indenture supplemental hereto, the certified copy of the record of action taken pursuant to such resolution or supplemental indenture, the Officers' Certificate, the written order of the Company and any other documents otherwise required pursuant to such Sections need not be delivered at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided, however, that any subsequent request by the Company to the Trustee to authenticate Securities of such series shall constitute a representation and warranty by the Company that as of the date of such request, the statements made in the Officers' Certificate delivered pursuant to Section 12.04 at or prior to authentication of the first such Security shall be true and correct on the date thereof as if made on and as of the date thereof.

                 The Trustee shall have the right to decline to authenticate and make available for delivery any Securities under this Section if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

                 With respect to Securities of a series which are not all issued at one time, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel, Officers' Certificate and other documents delivered pursuant to Sections 2.01, 2.02, 12.04 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until such opinion, certificate or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series which are not all issued at one time, the Trustee shall be entitled to assume that the Company's instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.


SECTION 2.05.    Registrar, Paying Agent and Conversion Agent.

                 The Company shall maintain an office or agency where Securities of each series may be presented for registration of transfer or for exchange pursuant to Section 2.08 ("Registrar"), an office or agency where Securities of each series may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities of each series that is convertible may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities of each series issued hereunder and of their transfer and exchange. The Company may have one or more co-Registrars (provided that there shall be only one register, which shall be maintained by the principal Registrar), one or more additional paying agents and one or more conversion agents with respect to any series. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent.

                 The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

                 The Company initially appoints the Trustee, Registrar and Paying Agent for each series and the Conversion Agent for any series that is convertible.


SECTION 2.06.    Paying Agent to Hold Money and Securities in Trust.

                 Subject to Section 10.07, each Paying Agent shall hold in trust for the benefit of Securityholders of the relevant series or the Trustee all money and securities held by the Paying Agent for the payment of any amount in respect of the Securities of such series, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such money and securities and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and account for any funds or securities disbursed. Upon doing so the Paying Agent shall have no further liability for the money or securities.


SECTION 2.07.    Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before either (1) April 1 and October 1 in each year in the case of Original Issue Discount Securities of any series which by their terms do not bear interest prior to maturity (other than upon a default in any payment upon such a Security) or (2) the Interest Payment Date for the Securities of any other series, but in no event less frequently than semi-annually, and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.08.    Transfer and Exchange.

                 Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfer are met. Where Securities are presented to the Registrar or a co- Registrar with a request to exchange them for an equal aggregate principal amount of Securities of the same series of other authorized denominations, the Registrar shall make the exchange as requested if its requirements for such exchange are met. The Registrar shall require, among other things, that any Security presented or surrendered for transfer or exchange be duly endorsed, or be accompanied by appropriate transfer documents duly executed, by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                 The Registrar need not register the transfer or exchange of any Security selected for redemption or purchase (except, in the case of Securities to be redeemed or purchased in part, the portion thereof not to be redeemed or purchased) or any Security in respect of which a notice requiring the purchase or redemption thereof by the Company at the option of the Holder has been given and not withdrawn by the Holder thereof in accordance with the terms of such Securities (except, in the case of Securities to be so purchased or redeemed in part, the portion thereof not to be so purchased or redeemed) or transfer or exchange Securities of any particular series during a period of 15 days before a selection of Securities of such series to be redeemed or purchased.


SECTION 2.09.    Replacement Securities.

                 If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met.


                 If required, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

                 In case any such lost, destroyed or wrongfully taken Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to any provision of the Securities of such series providing for the purchase thereof at the option of the

Holder or the Company, the Company in its discretion may, instead of issuing a new security, pay or purchase such Security.


SECTION 2.10.    Outstanding Securities.

                 Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not being outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                 If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 If the Paying Agent holds on a redemption date for or the Stated Maturity Date of the Securities of any series or on the Business Day following a date on which Securities of such series are to be purchased by the Company pursuant to any provision thereof providing for such purchase at the option of the Holder, money (or securities if permitted by the terms of such Securities) in trust or, if the Company, acting as its own Paying Agent, sets aside and segregates money (or securities if permitted by the terms of such Securities) in trust, sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest, if any (and original issue discount, if Original Issue Discount Securities) on them ceases to accrue, unless the Trustee or the Paying Agent is restricted under Article Ten in applying such money or securities.

                 If a Security is converted in accordance with its terms and Article Eleven of this Indenture, or if an exchangeable Security is exchanged for other securities or property in accordance with its terms, then from and after such conversion or exchange, as the case may be, such Security shall cease to be outstanding and interest, if any (and original issue discount, if Original Issue Discount Securities) on it ceases to accrue.


SECTION 2.11.    Temporary Securities.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities of the same series. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 2.12.    Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation, including Securities authenticated which the Company has not issued and sold. Each Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment, purchase by the Company pursuant to any provision thereof providing for such purchase at the option of the Holder, conversion or exchange for other securities or property. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment, redemption, purchase, conversion or cancellation, and may dispose of cancelled Securities as the Company directs. Except as otherwise provided in the resolution of the Board of Directors or indenture supplemental hereto establishing such series as contemplated by Section 2.02, the Company may not issue new Securities of a series to replace Securities of the same series that it has paid or purchased or that have been delivered to the Trustee for cancellation or that any Holder has converted or exchanged for other securities or property.


SECTION2.13.     Payment of Interest; Defaulted Interest.

                 Interest (except defaulted interest) on the Securities of any series which is payable on any Interest Payment Date shall be paid to the persons who are Holders of such series at the close of business on the Regular Record Date for such interest payment. At the option of the Company, payment of interest on any Security may be made by check mailed to the Holder's registered address.

                 If the Company defaults in a payment of interest on the Securities of any series on any Interest Payment Date, it shall pay the defaulted interest to the persons who are Securityholders of such series at the close of business on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to each Securityholder of such series a notice that states the record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment. The Company may pay defaulted interest in any other lawful manner.

                 Unless otherwise provided with respect to the Securities of any series as contemplated by Section 2.02, in the case of any Security of any series which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security which is due and payable prior to such Interest Payment Date), interest which is due and payable on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the Holder in whose name that Security is registered at the close of business on such Regular Record Date.


SECTION 2.14.    Persons Deemed Owners.

                 Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any Agent may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2.13) interest on such Security and for all other purposes whatsoever, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.


                                 ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.    Applicability of Article.

                 Securities of any series which are redeemable before their Stated Maturity Date at the election of the Company or through the operation of any sinking fund for the retirement of Securities of such series shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.02 for Securities of any series) in accordance with this Article.


SECTION 3.02.    Notices to Trustee.

                 If the Company elects to redeem all or less than all the Securities of any series, it shall notify the Trustee of the redemption date, the principal amount of Securities to be redeemed, the specific provision of the Securities pursuant to which the Securities being called for redemption are being redeemed and the redemption price. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction. If the Company wants to make any permitted optional sinking fund payment, it shall notify the Trustee of the principal amount of the Securities to be redeemed.

                 The Company (1) may deliver outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which (i) have been redeemed or otherwise purchased either at the election of the Company or the Holder pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, (ii) have been converted pursuant to the terms of such Securities, or (iii) in the case of exchangeable Securities, have been exchanged for other securities or property pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment required to be made pursuant to the terms of the Securities of such series as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. The Company shall notify the Trustee of its intention to so reduce the amount of such sinking fund payment, the amount of the reduction and the basis for it. The Company shall deliver to the Trustee with such notice any Securities to be credited for such purpose that it has not previously delivered to the Trustee for cancellation.

                 The Company shall give each notice and Officers' Certificate provided for in this Section at least 60 days before the redemption date (unless a shorter notice shall be satisfactory to the Trustee or is otherwise specified as contemplated by Section 2.02 for Securities of any series).


SECTION 3.03.    Selection of Securities to be Redeemed.

                 Except as otherwise specified as contemplated by Section 2.02 for Securities of any series, if less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected from Securities of the same series outstanding not previously called for redemption by such method as the Trustee considers fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series that have denominations larger than the minimum authorized denomination for Securities of that series. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. If any Security selected for partial redemption is converted in part after such selection but before the termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be practicable) to be the portion selected for redemption. Securities which have been converted after notice of redemption has been given by the Company may be treated by the Trustee as outstanding for the purpose of such selection.


SECTION 3.04.    Notice of Redemption.

                 At least 30 days but not more than 60 days before a redemption date (unless a shorter notice is specified as contemplated by Section 2.02 for Securities of any series), the Company shall mail a notice of redemption by first-class mail to each Holder of Securities of the series to be redeemed.

                 The notice shall identify the Securities (and, in the case of partial redemption, the principal amount of the Securities) to be redeemed and shall state:

                 (1)      the redemption date;

                 (2) the redemption price and method of payment, if other than in cash;

                 (3)      if applicable, the current Conversion Rate;

                 (4) the name and address of the Paying Agent and, if applicable, the Conversion Agent;

                 (5) if applicable, that the right of the Holder to convert Securities called for redemption shall terminate at the close of business on the redemption date (or such other date as may be specified as contemplated by Section 2.02 for Securities of any series);

                 (6) if applicable, that Holders who want to convert Securities called for redemption must satisfy the requirements for conversion contained in such Securities;

                 (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (8) that interest, if any (or original issue discount, if Original Issue Discount Securities), on Securities called for redemption ceases to accrue on and after the redemption date, unless the Company defaults in making such redemption payment; and

                 (9) that the redemption is for a sinking fund or at the election of the Company, whichever is the case.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.


SECTION 3.05.    Effect of Notice of Redemption.

                 Once notice of redemption is mailed, Securities of the series called for redemption become due and payable on the redemption date and at the redemption price stated in the notice except for Securities that are converted in accordance with their terms and Article Eleven of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus, if applicable, accrued interest, if any, to the redemption date; provided, however, that installments of interest the Interest Payment Date for which is on or prior to the redemption date shall be payable to the persons who are Holders of such Securities on the relevant record dates for such interest according to their terms and Section 2.13.

SECTION 3.06.    Deposit of Redemption Price.

                 On or before the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary thereof is acting as Paying Agent, shall segregate and hold in trust) money (or securities if permitted by the terms of such Securities) sufficient to pay the redemption price of, and (except if the redemption date is an Interest Payment Date) accrued interest, if any, on, all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which are delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money (or securities) not required for that purpose because of conversion of Securities.


SECTION 3.07.    Securities Redeemed in Part.

                 Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same series, of any authorized denomination requested by such Holder, equal in principal amount to the unredeemed portion of the Security surrendered.


SECTION 3.08.    Conversion Arrangement on Call for Redemption.

                 In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or before the close of business on the redemption date, an amount in cash not less than the redemption price, together with interest, if any, accrued to the redemption date, of such Securities. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the redemption price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Eleven) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last day on which Securities of such series called for redemption may be converted in accordance with this Indenture and the terms of such Securities, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. In the event that Securities subject to such agreement are duly surrendered for conversion by the Holders thereof (other than by such purchasers), the amounts so paid to the Trustee in trust for the Holders of the Securities so surrendered for conversion shall be returned to such purchasers.


                                  ARTICLE FOUR

                                   COVENANTS


SECTION 4.01.    Payment of Securities.

                 The Company shall pay the principal of and any interest on the Securities of each series in accordance with the terms of the Securities of such series and this Indenture. Amounts due on any date shall be considered paid on the date due if the Trustee or the Paying Agent holds in accordance with this Indenture and the Securities of such series money (or, if permitted with respect to the Securities of such series, securities) sufficient to pay all such amounts then due.

                 To the extent enforceable under applicable law, the Company shall pay interest on overdue principal at the rate borne by the Securities of such series (unless a different rate is specified as contemplated by Section
2.02 for Securities of such series). Unless otherwise specified for the Securities of such series, the Company shall not be obligated to pay interest on, and interest shall not accrue on, overdue installments of interest.


SECTION 4.02.    SEC Reports.

                 The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to be subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

SECTION 4.03.    Compliance Certificate.

                 The Company will, within 120 days after the close of each fiscal year of the Company, commencing with the first fiscal year following the issuance of Securities of any series under this Indenture, file with the Trustee a certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Company, covering the period from the date of issuance of such Securities to the end of the fiscal year in which such Securities were issued, in the case of the first such certificate, and covering the preceding fiscal year in the case of each subsequent certificate, and stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture, and, if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 4.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. The certificate need not comply with Section 12.05.


SECTION 4.04.    Corporate Existence.

                 Subject to the provisions of Section 5.01 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.


                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION


SECTION 5.01.    When Company May Merge, etc.

                 The Company shall not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another person unless (1) the resulting, surviving or transferee person (if not the Company) is organized and existing under the laws of the United States or a State thereof or the District of Columbia and assumes by supplemental indenture
(x) all the obligations of the Company under the Securities and this Indenture and (y) all the obligations of the Company under any agreement pursuant to which any securities or other property deliverable upon exchange of exchangeable Securities of any series are being held by an Agent in escrow for purposes of such exchange; and (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. Thereafter, unless otherwise specified as contemplated by Section
2.02 for the Securities of any series, all such obligations of the predecessor corporation shall terminate.

                                  ARTICLE SIX

                             DEFAULTS AND REMEDIES


SECTION 6.01.    Events of Default.

                 An "Event of Default" with respect to Securities of any series means each of the events specified below in this Section 6.01, unless it is either inapplicable to a particular series or is specifically deleted or modified as contemplated by Section 2.02 for the Securities of such series, and any other events as may be specified as contemplated by Section 2.02 for the Securities of such series:

                 (1) the Company defaults in the payment of any interest on any Security of that series when the same becomes due and payable and the default continues for a period of 30 days;

                 (2) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption (including default in the making of any mandatory sinking fund payment), when due for purchase by the Company at the option of the Holder pursuant to the terms of such Security or otherwise;

                 (3) the Company fails to comply with any of its other agreements in Securities of that series or this Indenture (other than an agreement which has expressly been included in this Indenture solely for the benefit of Securities of any series other than that series or is expressly made inapplicable to the Securities of such series as contemplated by Section 2.02) and the default continues for the period and after the notice specified below;

                 (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case, or consents to the commencement of a case against it,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its creditors;

                 (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company in an involuntary case or adjudicates the Company insolvent or bankrupt,

                           (B) appoints a Custodian of the Company or for all or substantially all of its property, or

                           (C) orders the winding up or liquidation of the Company,

         and the order or decree remains unstayed and in effect for 60 days; or

                 (6) any other Event of Default provided with respect to Securities of that series occurs.

                 The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 A Default under clause (3) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series notify the Company and the Trustee of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."


SECTION 6.02.    Acceleration.

                 If an Event of Default (other than an Event of Default specified in Section 6.01(4) or (5)) occurs and is continuing with respect to Securities of any series at the time outstanding, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series by notice to the Company and the Trustee, may declare to be due and payable immediately (1) the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the Securities of that series) of all of the Securities of that series then outstanding and (2) interest, if any, accrued to the date of acceleration.
Upon such declaration, such principal amount (or specified amount) and interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) occurs and is continuing, (1) the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the Securities of that series) of all of the Securities of that series then outstanding and (2) interest, if any, accrued to the date of such acceleration shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or Securityholders. The Holders of a majority in aggregate principal amount of the outstanding Securities of the series with respect to which an acceleration applies by notice to the Trustee may rescind an acceleration and its consequences with respect to such series if all existing Events of Default (other than the non-payment of the principal of and accrued interest, if any, on Securities that have become due solely by such acceleration) with respect to Securities of that series have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 6.03.    Other Remedies.

                 If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the whole amount which then shall have become due and remain unpaid for principal or interest, if any, on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities of that series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.


SECTION 6.04.    Waiver of Existing Defaults.

                 Subject to Section 9.02, the Holders of a majority in aggregate principal amount of the outstanding Securities of any series by notice to the Trustee may waive on behalf of the Holders of all the Securities of such series an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.


SECTION 6.05.    Control by Majority.

                 The Holders of a majority in aggregate principal amount of the outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, with respect to the Securities of such series. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder or that would involve the Trustee in personal liability.

SECTION 6.06.    Limitation on Suits.

                 No holder of any Security of any series shall have the right to pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series;

                 (2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities of such series.

                 A Securityholder of any series may not use this Indenture to prejudice the rights of another Securityholder of such series or to obtain a preference or priority over another Securityholder of such series, except in the manner herein provided and for the equal and ratable benefit of all Securityholders of such series.


SECTION 6.07.    Rights of Holders to Receive Payment
                 and to Convert or Exchang.

                 Subject to Article Ten and notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and (subject to Section 2.13) interest, if any, on the Security, on or after the respective due dates with respect to such payments expressed in such Security or any date fixed for the redemption of such Security, and, if applicable, to convert such Security or exchange such Security for other securities or property on the terms and subject to the conditions applicable to Securities of such series, or to bring suit for the enforcement of any such payment on or after such respective dates or of such right to convert or exchange, if any, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.    Collection Suit by Trustee.

                 If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to the Securities of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount which then shall have become due and remain unpaid for principal and interest, if any, on the Securities of such series.



SECTION 6.09.    Trustee May File Proofs of Claim.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and to collect and receive money, property or securities payable or deliverable on any such claims and distribute the same.


SECTION 6.10.    Priorities.

                 If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 First: to the Trustee for amounts due under Section 7.07;

                 Second: to holders of Senior Debt to the extent required by Article Ten;

                 Third: to the payment of amounts due and unpaid for principal and interest, if any, on the Securities in respect of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts which then shall have become due and payable on such Securities for principal and interest, respectively; and

                 Fourth: to the Company.

                 The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section, notice of which shall be mailed to each Securityholder by the Company at least 15 days before such record date.

SECTION 6.11.    Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities of any series.


                                 ARTICLE SEVEN

                                    TRUSTEE


SECTION 7.01.    Duties of Trustee.

                 (a) If an Event of Default with respect to Securities of any series has occurred and is continuing, the Trustee shall with respect to such series exercise such of the rights and powers vested in it by this Indenture with respect to such series and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) With respect to Securities of any series, except during the continuance of an Event of Default with respect to Securities of such series:

                 (1) The Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (1) This paragraph does not limit the effect of paragraph (b) of this Section.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


SECTION 7.02.    Rights of Trustee.

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers Certificate, an Opinion of Counsel, and/or an accountant's certificate. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate, Opinion or accountant's certificate.

                 (c) The Trustee may act through agents and counsel and shall not be responsible for the misconduct or negligence of any agent or counsel appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.


SECTION 7.03.    Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

SECTION 7.04.    Trustee's Disclaimer.

                 The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Indenture or the Securities other than its certificate of authentication.


SECTION 7.05.    Notice of Defaults.

                 If a Default occurs and is continuing with respect to Securities of any series and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder of such series notice of the Default within 90 days after it occurs or as soon as reasonably practicable thereafter. Except in the case of an Event of Default described in Section 6.01(1) or Section 6.02(2) with respect to any Security of such series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders of such series.


SECTION 7.06.    Reports by Trustee to Holders.

                 Within 60 days after each April 15 beginning with the April 15 following the date on which Securities are originally issued under this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such April 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                 A copy of each report at the time of its mailing to Securityholders shall be filed by the Company with the SEC and each stock exchange on which the Securities are listed.

                 The Company will notify the Trustee if and when the Securities are listed on any stock exchange.


SECTION 7.07.    Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                 The Company shall indemnify the Trustee against any loss or liability incurred by it arising out of or in connection with the acceptance or administration of this trust and its duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure of the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall have the right to elect to defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.


SECTION 7.08.    Replacement of Trustee.

                 The Trustee may resign at any time with respect to Securities of one or more series by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company shall remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to its lien, if any, provided for in Section 7.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                 If a successor Trustee with respect to Securities of any series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee.


SECTION 7.09.    Successor Trustee by Merger, etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee.


SECTION 7.10.    Eligibility; Disqualification.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. With respect to the Securities of each series, the Trustee shall comply with TIA Section 310(b) and in determining whether the Trustee has a conflicting interest as defined in TIA Section 310(b) with respect to the Securities of any series, there shall be excluded this Indenture with respect to Securities of any particular series of Securities other than that series. Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second to last paragraph of TIA Section 310(b).


SECTION 7.11.    Preferential Collection of Claims Against Company.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE EIGHT

                             DISCHARGE OF INDENTURE


SECTION 8.01.    Termination of Company's Obligations.

                 The Company may terminate all of its obligations under the Securities of any series and this Indenture with respect to the Securities of such series if either (1) all Securities of such series previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money (or, if permitted by the terms of such Securities, securities) has theretofore been held in trust and thereafter repaid to the Company, as provided in section 8.03) have been delivered to the Trustee for cancellation; or (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay the principal of and interest, if any, on all Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money (or, if permitted by the terms of such Securities, securities) has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) to maturity or redemption, as the case may be.

                 The Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08 and 8.03 and Article Eleven of this Indenture, however, and its obligations, as set forth in any resolution of the Board of Directors or indenture supplemental hereto establishing the terms of any series of exchangeable Securities, with respect to the exchange of exchangeable Securities of such series for other securities or property, shall survive until the Securities of such series are no longer outstanding. Thereafter the Company's obligations in Sections 7.07 and 8.03 shall survive. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to clause (2) of this Section, the obligations of the Trustee under Section 8.02 and the second sentence of
Section 8.03 shall survive.

                 After a deposit and if all other conditions thereto are met, the Trustee for the Securities of such series shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture with respect to such Securities, except for those surviving obligations specified above; provided, however, that the Trustee shall not be required to execute such instrument until the expiration of 90 days after the date of a deposit and that such instrument may be made subject to the condition that such deposit had been made prior to the happening of any event specified in Section 10.02.

                 In order to have money available on a payment date to pay the principal of or interest, if any, on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.

SECTION 8.02.    Application of Trust Fund.

                 The Trustee shall hold in trust money and U.S. Government Obligations deposited with it pursuant to Section 8.01. Subject to Section 10.07, it shall apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with the provisions of the Securities and this Indenture to the payment of principal of and interest, if any, on the Securities for the payment of which such money or U.S. Government Obligations has been deposited with the Trustee.


SECTION 8.03.    Repayment to Company.

                 The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon written request any money or securities held by them for the payment of principal or interest, if any, that remains unclaimed for two years. After that, Holders entitled to the money or securities must look to the Company for payment unless an applicable abandoned property law designates another person.


                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 9.01.    Without Consent of Holders.

                 The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or consent of any
Securityholder:

                 (1)       to cure any ambiguity, defect or inconsistency;

                 (2)      to comply with Sections 5.01 and 11.16;

                 (3) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02;

                 (4) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

                 (5) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are expressly being included solely to be applicable to such series);

                 (6) to change or eliminate any of the provisions of this Indenture, provided that, except as otherwise contemplated by Section 2.02(14), any such change or elimination shall become effective only when there is no Security outstanding of any series created prior thereto which is entitled to the benefit of such provision;

                 (7) to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to provide for uncertificated Securities in addition to certificated Securities (so long as any "registration-required obligation" within the meaning of Section 163(f) (2) of the Internal Revenue Code of 1986, as amended (the "Code") is in registered form for purposes of the Code);

                 (8) to make any change that, in the opinion of the Board of Directors, does not materially adversely affect the rights of any Securityholder; or

                 (9) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.


SECTION 9.02.    With Consent of Holders.

                 The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities of each series affected by such amendment or supplement. The Holders of a majority in aggregate principal amount of the outstanding Securities of any series may on behalf of the Holders of all Securities of such series waive compliance by the Company with any provision of this Indenture or of Securities of such series without notice to any Securityholder. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may not:

                 (1) reduce the amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver;

                 (2) reduce the rate of interest on any Security (or, in the case of an Original Issue Discount Security, reduce the rate of accrual of original issue discount) or extend the time for payment of interest (or original issue discount);

                 (3) reduce the principal amount of any Security or extend the Stated Maturity Date of any Security or reduce the principal of any Security that would be payable as of any date for any purpose (including, without limitation, in connection with any redemption at the option of the Company (including any premium payable upon such redemption), upon purchase at the option of the Holder and upon any acceleration of the maturity of such Security pursuant to Section 6.02);

                 (4) change the amount or time of any payment required by any sinking fund provisions of the Securities of any series;

                 (5) make any change that materially adversely affects the rights of a Holder to require the Company to purchase a Security in accordance with the terms thereof and this Indenture;

                 (6) waive a default in the payment of the principal of or interest, if any, on any Security;

                 (7) make any Security payable in money or securities other than that stated in the Security;

                 (8) make any change that materially adversely affects the right of a Holder to convert any security in accordance with the terms thereof and this Indenture (including any change that reduces the Conversion Rate of any Security); or

                 (9) make any change that materially adversely affects the right of a Holder to exchange any exchangeable Security for other securities or property in accordance with the terms thereof and this Indenture (including any change that reduces the rate at which such other securities or property are deliverable in exchange for such exchangeable Security).

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03.    Compliance with Trust Indenture Act.

                 After the Public Qualification Date for the Securities of any series, every amendment to or supplement of this Indenture or the Securities of such series shall comply with the TIA as then in effect.


SECTION 9.04.    Revocation and Effect of Consents.

                 A consent to an amendment, supplement, waiver or other action by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective. An amendment, supplement, waiver or other action shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in aggregate principal amount of the outstanding Securities of the relevant series. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder of each series of Securities so affected.


SECTION 9.05.    Notation on or Exchange of Securities.

                 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.


SECTION 9.06.    Trustee to Sign Amendments, etc.

                 The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, immunities or liabilities of the Trustee. If it does the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                  ARTICLE TEN

                                 SUBORDINATION


SECTION 10.01.   Securities Subordinated to Senior Debt.

                 The Company agrees, and each Holder of the Securities by his acceptance thereof likewise agrees, that the payment of the principal of and interest, if any, on the Securities is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt. Nothing in this Article Ten shall prevent the conversion of Securities in accordance with their terms and the provisions of Article Eleven of this Indenture or prevent the exchange of exchangeable Securities for other securities or property in accordance with their terms and the provisions of this Indenture.

                 "Senior Debt" means the principal of and interest on any Debt of the Company outstanding at any time other than (i) the Securities, and (ii) Debt which by its terms is not superior in right of payment to the Securities. "Debt" of any person means:

                 (1) any indebtedness of such person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

                 (2) any guarantee by such person of any indebtedness of others described in the preceding clause (1); and

                 (3) any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

                 This Article shall constitute a continuing offer to all persons who, in reliance upon such provisions become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.


SECTION 10.02.   Company Not to Make Payments with Respect to
                 Securities in Certain Circumstances.

                 (a) Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment is made on account of the principal of or interest on the Securities or to acquire any of the securities or on account of any sinking fund provisions of the Securities (except payments made in capital stock of the Company or, in the case of exchangeable Securities, in the other securities or property for which they are exchangeable in accordance with their terms, sinking fund payments made in securities acquired by the Company before the maturity of such Senior Debt, and payments made through the exchange of other debt obligations of the Company for such Securities in accordance with the terms of such Securities, provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Securities for which they are exchanged are so subordinated pursuant to this Article Ten).

                 (b) Upon the happening of any default in payment of the principal of or interest on any Senior Debt when the same becomes due and payable, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of or interest on the Securities or to acquire any of the securities or on account of any sinking fund provisions of the Securities (except payments made in capital stock of the Company or, in the case of exchangeable Securities, in the other securities or property for which they are exchangeable in accordance with their terms, sinking fund payments made in Securities acquired by the Company before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Securities in accordance with the terms of such Securities, provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Securities for which they are exchanged are so subordinated pursuant to this Article Ten).

                 (c) In the event that notwithstanding the provisions of this Section 10.02 the Company shall make any payment to the Trustee on account of the principal of or interest on the Securities, or on account of any sinking fund provisions of the Securities, after the maturity of any Senior Debt as described in Section 10.02(a) above or after the happening of a default in payment of the principal of or interest on any senior Debt as described in
Section 10.02(b) above, then, unless and until all Senior Debt which shall have matured, and all interest thereon, shall have been paid in full (or the declaration of acceleration thereof shall have been rescinded or annulled), or such default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections 10.06 and 10.07) shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of such Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all such Senior Debt remaining unpaid to the extent necessary to pay the same in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. The Company shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Debt.

SECTION 10.03.   Securities Subordinated to Prior Payment of
                 All Senior Debt on Dissolution, Liquidation or Reorganization of Company.

                 Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                 (a) the holders of all Senior Debt shall first be entitled to receive payments in full of the principal thereof and interest due thereon before the Holders of the Securities are entitled to receive any payment on account of the principal of or interest on the Securities;

                 (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article Ten with respect to the Securities, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled except for the provisions of this Article Ten, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Debt or their representative, or to the trustee under any indenture under which Senior Debt may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Debt held or represented by each), to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt; and

                 (c) in the event that notwithstanding the foregoing provisions of this Section 10.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article Ten with respect to the Securities, to the payment in full without diminution or modification by such plan of all Senior
         Debt), shall be received by the Trustee or the Holders of the Securities on account of principal of or interest on the Securities before all Senior Debt is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of sections 10.06 and 10.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Debt remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Debt may have been issued (pro rata as provided in subsection (b) above), for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

                 The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.


SECTION 10.04.   Securityholders to be Subrogated to Right of
                 Holders of Senior Debt.

                 Subject to the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated equally and ratably to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders of the Securities by virtue of this Article Ten which otherwise would have been made to the Holders of the Securities shall, as between the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.


SECTION 10.05.   Obligation of the Company Unconditional.

                 Nothing contained in this Article Ten or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or, subject to the provisions of Sectiions 7.01 and 7.02, a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making such payment or distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

                 Nothing contained in this Article Ten or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except as provided in subsections (a) and (b) of
Section 10.02, payments at any time of the principal of or interest on the Securities.


SECTION 10.06.   Trustee Entitled to Assume Payments Not
                 Prohibited in Absence of Notice.

                 The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless at least two Business Days prior to the making of any such payment, the Trustee shall have received written notice thereof from the Company or from one or more holders of Senior Debt or from any representative thereof or from any trustee therefor together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such representative or trustee; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a representative or trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a representative of or trustee on behalf of any such holder. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payments or distribution pursuant to this Article Ten, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.


SECTION 10.07.   Application by Trustee of Monies or U.S.
                 Government Obligations Deposited with it.

         Money or U.S. Government obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.01 shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Ten, if the same are deposited in trust prior to the happening of any event specified in Section 10.02. Otherwise, any deposit of monies or U.S. Government Obligations by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Sections 10.01, 10.02 and 10.03 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or the interest, if any, on any Security) the Trustee shall not have received with respect to such monies the notice provided for in Section 10.06, then the Trustee or the Paying Agent shall have full power and authority to receive such monies and U.S. Government Obligations and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section 10.07 shall be construed solely for the benefit of the Trustee and Paying Agent and, as to the first sentence hereof, the Securityholders, and shall not otherwise affect the rights of holders of Senior Debt.


SECTION 10.08.   Subordination Rights Not Impaired by Acts or
                 Omissions of Company or Holders of Senior Debt.

                 No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.


SECTION 10.09.   Securityholders Authorize Trustee To
                 Effectuate Subordination of Securities.

                 Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Debt have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

SECTION 10.10.   Right of Trustee to Hold Senior Debt.

                 The Trustee shall be entitled to all of the rights set forth in this Article Ten in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.


SECTION 10.11.   Article Ten Not to Prevent Events of Default.

                 The failure to make a payment on account of principal or interest by reason of any provision in this Article Ten shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.


                                 ARTICLE ELEVEN

                                   CONVERSION


SECTION 11.01.   Applicability of Article.

                 Securities of any series which are convertible into Class A Common Stock at the option of the Holder shall be convertible in accordance with their terms and (except as otherwise specified as contemplated by Section
2.02 for Securities of any series) in accordance with this Article. Each reference in this Article to "a Security" or "the Securities" refers to the Securities of the particular series that is convertible into Class A Common Stock. If more than one series of Securities with conversion privileges are outstanding at any time, the provisions of this Article shall be applied separately to each such series.


SECTION 11.02.   Conversion Privilege.

                 A Holder of a Security of any authorized denomination of any series may convert it into Class A Common Stock, at any time during the period specified on the Securities of that series, at the Conversion Rate in effect on the Conversion Date, except that, with respect to any Security (or portion thereof) called for redemption, such right shall (except as otherwise provided in Section 3.08) terminate at the close of business on the date fixed for redemption of such Security (or portion thereof) (or such other day as may be specified as contemplated by Section 2.02 for Securities of such series), unless the Company shall default in payment of the amount due upon redemption thereof.

                 A Holder may convert any Security in full and may convert a portion of a Security if the portion to be converted and the remaining portion of such Security are in denominations issuable for that series of Securities. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.


SECTION 11.03.   Conversion Procedure.

                 To convert a Security of any series, a Holder must satisfy the requirements for conversion contained on the Securities of that series. As soon as practicable after the Conversion Date, the Company shall deliver to the Holder or to his nominee(s) or, subject to compliance with applicable law, transferee(s), through the Conversion Agent a certificate or certificates for the number of shares of Class A Common Stock issuable upon the conversion and cash or its check in lieu of any fractional share. The person in whose name the certificate for shares of Class A Common Stock is registered upon such conversion becomes a stockholder of record of such shares as of the close of business on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company are closed for any purpose shall be effective to constitute the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion, as the record holders of such shares of Class A Common Stock on such date, but such surrender shall be effective (assuming all other requirements contained on the Securities of that series have been satisfied) to constitute such person or persons as the record holders of such shares of Class A Common Stock for all purposes as of the opening of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be at the Conversion Rate in effect on the date that such Security was surrendered for conversion (and such other requirements satisfied) as if the stock transfer books of the Company had not been closed on such date. Upon conversion of a Security, the rights of the Holder of the Security so converted as a Holder thereof will cease.

                 If the Holder converts more than one Security of any series at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities of such series so converted.

                 Upon surrender of a Security of any series that is converted in part, the Trustee shall authenticate for the Holder a new Security of that series equal in principal amount to the unconverted portion of the Security surrendered.

                 If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

                 Securities of any series surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date for such series to the opening of business on such Interest Payment Date shall (except in the case of Securities or portions thereof which have been called for redemption on a redemption date within such period) be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion; provided, however, that no such payment need be made if there shall exist, at the time of conversion, a default in the payment of interest on the Securities of such series. The funds so delivered to the Conversion Agent shall be paid to the Company on or after such Interest Payment Date unless the Company shall default in the payment of the interest due on such Interest Payment Date, in which event such funds shall be paid to the Holder who delivered the same. Except as provided above in this paragraph and subject to the last paragraph of
Section 2.13, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Class A Common Stock issued upon conversion.


SECTION 11.04.   Fractional Shares.

                 The Company will not issue a fractional share of Class A Common Stock upon conversion of a Security. Instead, the Company will deliver cash or its check for the current market value of a fractional share. The current market value of a fractional share is determined as follows: Multiply the Current Market Price of a full share on the last full trading day prior to the Conversion Date by the fraction (rounded to the nearest 1/1000 of a share) and round the result to the nearest whole cent.


SECTION 11.05.   Taxes on Conversion.

                 If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A Common Stock upon the conversion. The Holder, however, shall pay any such tax which is due because the shares are issued in a name other than his.


SECTION 11.06.   Company to Provide Stock.

                 The Company shall from time to time as may be necessary reserve out of its authorized but unissued Class A Common Stock or its Class A Common Stock held in treasury enough shares of Class A Common Stock to permit the conversion of all outstanding Securities.

                 All shares of Class A Common Stock which may be issued or delivered upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free from any preemptive or similar rights.

                 In order that the Company may issue shares of Class A Common Stock upon conversion of the Securities, the Company will in good faith and as expeditiously as possible endeavor to comply with all applicable Federal and State securities laws and will in good faith and as expeditiously as possible endeavor to list such shares to be issued on conversion on each national or regional securities exchange, if any, on which the Class A Common Stock is then listed.

                 If the taking of any action would cause an adjustment to the then prevailing Conversion Rate which would result in shares of Class A Common Stock being issued upon conversion of the Securities at an effective conversion price below the then par value, if any, of the Class A Common Stock, or would raise the par value above the effective conversion price then in effect, the Company will take such corporate action as may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non- assessable shares of its Class A Common Stock at such adjusted Conversion Rate or the Conversion Rate then in effect, as the case may be.


SECTION 11.07.   Adjustment for Change in Capital Stock.

                 If the Company:

                 (1) pays a dividend or makes a distribution on the Class A Common Stock in shares of Class A Common Stock;

                 (2) subdivides the outstanding shares of Class A Common Stock into a greater number of shares;

                 (3) combines the outstanding shares of Class A Common Stock into a smaller number of shares;

                 (4) pays a dividend or makes a distribution on the Class A Common Stock in shares of its capital stock (other than Class A Common Stock or rights, warrants or options for its capital stock); or

                 (5) issues by reclassification of its shares of Class A Common Stock any shares of its capital stock (other than rights, warrants or options for its capital stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of any Security thereafter converted may receive the kind and number of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to the record date for, or effective date of, as the case may be, such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                 For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

                 If after an adjustment a Holder of a Security upon conversion of it would be entitled to receive shares of two or more classes of capital stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of capital stock as is contemplated by this Indenture with respect to the Class A Common Stock, on terms comparable to those applicable to the Class A Common Stock in this Indenture.

                 Any shares of Class A Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Class A Common Stock under Sections 11.08 and 11.09 below.


SECTION 11.08    Adjustment for Rights Issue.

                 If, after the Issue Date for the Securities of any series, the Company distributes any rights, warrants or options to all holders of shares of Class A Common Stock entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such distribution, to purchase shares of Class A Common Stock (or Convertible Securities) at a price per share (or having a conversion price per share, after adding thereto an allocable portion of the exercise price of the right, warrant or option to purchase such Convertible Securities, computed on the basis of the maximum number of shares of Class A Common Stock issuable upon conversion of such Convertible Securities) less than the Average Market Price on the Determination Date, the Conversion Rate for the Securities of such series shall be adjusted so that it shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the opening of business on such record date by a fraction, of which the numerator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock so offered (or the aggregate conversion price of the Convertible Securities to be so offered, after adding thereto the aggregate exercise price of the rights, warrants or options to purchase such Convertible Securities) to the holders of Class A Common Stock (and to the holders of Convertible Securities and Class B Common Stock referred to in the immediately succeeding paragraph if the distribution to which this
Section 11.08 applies is also being made to such holders) would purchase at such Average Market Price, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock so offered to the holders of Class A Common Stock (and to such holders of Convertible Securities and Class B Common Stock) for subscription or purchase (or into which the Convertible Securities so offered are convertible). Shares of Class A Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such adjustment.

                 For purposes of this Section 11.08, the number of shares of Class A Common Stock outstanding on any record date shall be deemed to include
(i) the maximum number of shares of Class A Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this Section 11.08 is being applied) equal to or less than the Average Market Price per share of Class A Common Stock, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date and (ii) if the Class B Common Stock is then convertible into Class A Common Stock, the maximum number of shares of Class A Common Stock the issuance of which would be necessary to effect the full conversion of all shares of Class B Common Stock outstanding on such record date, if all of such shares of Class B Common Stock were deemed to have been converted immediately prior to the opening of business on such record date.

                 The foregoing adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options. If all of the shares of Class A Common Stock (or all of the Convertible Securities) subject to such rights, warrants or options have not been issued when such rights, warrants or options expire (or, in the case of rights, warrants or options to purchase Convertible Securities which have been exercised, all of the shares of Class A Common Stock issuable upon conversion of such Convertible Securities have not been issued prior to the expiration of the conversion right thereof), then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Class A Common Stock (or Convertible Securities) issued upon the exercise of such rights, warrants or options (or the conversion of such Convertible Securities).

                 No adjustment shall be made under this Section 11.08 if the adjusted Conversion Rate would be lower than the Conversion Rate in effect prior to such adjustment.

SECTION 11.09.   Adjustments for other Distributions.

                 If, after the Issue Date for the Securities of any series, the Company distributes to all holders of shares of Class A Common Stock any assets or debt securities or any rights, warrants or options to purchase securities (excluding (x) dividends or distributions referred to in Section 11.07 and distributions of rights, warrants or options referred to in Section 11.08 and
(y) cash dividends or other cash distributions, unless such cash dividends or cash distributions are Extraordinary Cash Dividends), the Conversion Rate for the Securities of such series shall be adjusted by dividing the Conversion Rate in effect immediately prior to the opening of business on the record date for the determination of stockholders entitled to receive the distribution by a fraction, of which the numerator shall be the total number of shares of Class A Common Stock outstanding on such record date multiplied by the Average Market Price on the Determination Date, less the fair market value (as determined by the Board of Directors) on such record date of said assets or debt securities or rights, warrants or options so distributed to the holders of Class A Common Stock (and to the holders of Convertible Securities and Class B Common Stock referred to in the immediately succeeding paragraph if the distribution to which this section 11.09 applies is also being made to such holders), and of which the denominator shall be the total number of shares of Class A Common Stock outstanding on such record date multiplied by such Average Market Price.

                 For purposes of this Section 11.09, the number of shares of Class A Common Stock outstanding on any record date shall be deemed to include
(i) the maximum number of shares of Class A Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this Section 11.09 is being applied) equal to or less than the Average Market Price, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date and
(ii) if the Class B Common Stock is then convertible into Class A Common Stock, the maximum number of shares of Class A Common Stock the issuance of which would be necessary to effect the full conversion of all shares of Class B Common Stock outstanding on such record date, if all of such shares of Class B Common Stock were deemed to have been converted immediately prior to the opening of business on such record date.

                 For purposes of this Section 11.09, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Class A Common Stock the amount of which, together with the aggregate amount of cash dividends on the Class A Common Stock to be aggregated with such cash dividend in accordance with the provisions of clause (A) or (B) below, equals or exceeds the threshold percentages set forth in clause (A) or (B) below:

                 (A) If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on the Class A Common Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the Class A Common Stock with Ex-Dividend Dates occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 12.5% of the average of the Current Market Prices during the period beginning on the date after the first such ExDividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Current Market Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 85- day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth in the first paragraph of this
         Section 11.09, the fair market value thereof per share shall be equal to (1) the aggregate on a per share basis of the amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Dates occurring in such period, minus (2) the aggregate on a per share basis of the amounts of such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this
         Section 11.09.

                 (B) If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on Class A Common Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the Class A Common Stock with Ex- Dividend Dates occurring in the 365-consecutive-day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 25% of the average of the Current Market Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Current Market Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth in the first paragraph of this Section 11.09, the fair market value thereof per share shall be equal to (1) the aggregate on a per share basis of the amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Dates occurring in such period, minus (2) the aggregate on a per share basis of the amounts of such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 11.09.

                 The adjustment pursuant to the foregoing provisions of this
Section 11.09 shall be made successively whenever any distribution to which this Section 11.09 applies is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. Shares of Class A Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such adjustment.

                 No adjustment shall be made under this Section 11.09 if the adjusted Conversion Rate would be lower than the Conversion Rate in effect prior to such adjustment. In the event that, with respect to any distribution to which this Section 11.09 would otherwise apply, the numerator of the fraction in the formula set forth in the first paragraph of this Section 11.09 is zero or a negative number, then the adjustment provided by this Section
11.09 shall not be made and in lieu thereof the provisions of Section 11.16 shall apply to such distribution.


SECTION 11.10.   Voluntary Adjustment.

                 The Company at any time may increase the Conversion Rate, temporarily or otherwise, by any amount but in no event shall such adjusted Conversion Rate result in shares of Class A Common Stock being issuable upon conversion of the Securities if converted at the time of such adjustment at an effective conversion price per share less than the par value of the Class A Common Stock at the time such adjustment is made.

                 A voluntary adjustment of the Conversion Rate pursuant to this
Section 11.10 does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.07, 11.08 or 11.09. If an event requiring an adjustment to the Conversion Rate pursuant to Section 11.07, 11.08 or 11.09 occurs at any time that a voluntary adjustment to the Conversion Rate is in effect pursuant to this Section 11.10, then the adjustment required by the applicable of Section 11.07, 11.08 or 11.09 shall be made to the Conversion Rate that would otherwise have been in effect as of the relevant date specified in such Section had no voluntary adjustment pursuant to this Section 11.10 been made, and for purposes of applying such Section, any such voluntary adjustment shall be disregarded. If such adjustment would result in a higher Conversion Rate than the Conversion Rate as voluntarily adjusted by the Company, then such higher Conversion Rate shall be the Conversion Rate.


SECTION 11.11.   Certain Definitions.

                 For the purposes of this Article, the following terms have the following meanings:

                 "Average Market Price" of a share of Class A Common Stock on the Determination Date for any issuance of rights, warrants or options or any distribution in respect of which the Average Market Price is being calculated means the average of the daily Current Market Prices of the Class A Common Stock for the shortest of:

                          (i) the period of 30 consecutive trading days commencing 45 trading days before such Determination Date,

                          (ii) the period commencing on the date next succeeding the first public announcement of the issuance of rights, warrants or options or the distribution in respect of which the Average Market Price is being calculated and ending on the last full trading day before such Determination Date, and

                          (iii) the period, if any, commencing on the date next succeeding the Ex-Dividend Date with respect to the next preceding issuance of rights, warrants or options or distribution for which an adjustment is required by the provisions of Section 11.07(4), 11.08 or 11.09, and ending on the last full trading day before such Determination Date.

                 If the record date for an issuance of rights, warrants or options or a distribution for which an adjustment is required by the provisions of Section 11.07(4), 11.08 or 11.09 (the "preceding adjustment event") precedes the record date for the issuance or distribution in respect of which the Average Market Price is being calculated and the Ex-Dividend Date for such preceding adjustment event is on or after the Determination Date for the issuance or distribution in respect of which the Average Market Price is being calculated, then the Average Market Price shall be adjusted by deducting therefrom the fair market value (on the record date for the issuance or distribution in respect of which the Average Market Price is being calculated), as determined by the Board of Directors, of the capital stock, rights, warrants or options, assets or debt securities issued or distributed in respect of each share of Class A Common Stock in such preceding adjustment event.

                 Further, in the event that the Ex-Dividend Date (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 11.07(1), (2), (3) or (5) applies occurs during the period applicable for calculating the Average Market Price, then the Average Market Price shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Current Market Price of the Class A Common Stock during such period.

                 "Current Market Price" of a share of Class A Common Stock on any day means the last reported per share sale price (or, if no sale price is reported, the average of the high and low bid prices) of the Class A Common Stock on such day on the National Association of Securities Dealers, Inc. Automated Quotation System or as quoted by the National Quotation Bureau Incorporated, or if the Class A Common Stock is listed on an exchange on the principal exchange on which the Class A Common Stock is listed. In the event that no such quotation is available for any day, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it considers appropriate.

                 "Determination Date" for any issuance of rights, warrants or options or any distribution to which Section 11.08 or 11.09 applies means the earlier of (i) the record date for the determination of stockholders entitled to receive the rights, warrants or options or the distribution to which such Section applies and (ii) the Ex-Dividend Date for such rights, warrants or options or distribution.

                 "Ex-Dividend Date" means the date on which "ex-dividend" trading commences for a dividend, an issuance of rights, warrants or options or a distribution to which any of Sections 11.07, 11.08 or 11.09 applies in the over-the-counter market or on the principal exchange on which the Class A Common Stock is then quoted or listed.


SECTION 11.12.   When Adjustment May Be Deferred.

                 In any case in which this Article shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Class A Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder cash or its check in lieu of any fractional interest to which he is entitled pursuant to Section 11.04; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares of Class A Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

                 No adjustments in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Rate. Any adjustment which is not made shall be carried forward and taken into account in any subsequent adjustment.

                 All calculations under this Article shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.


SECTION 11.13.   When Adjustment Is Not Required.

                 No adjustment in the Conversion Rate need be made under this Article for rights to purchase shares of Class A Common Stock or for sales of shares of Class A Common Stock which in either case are made pursuant to a Company plan providing for reinvestment of dividends or interest or pursuant to a bona fide employee stock option or stock purchase plan of the Company. No adjustment need be made for a change in the par value of the Class A Common Stock.

                 No adjustment in the Conversion Rate need be made under this Article Eleven for a transaction referred to in Section 11.07, 11.08 or 11.09 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Class A Common Stock participate in the transaction; provided, however, that the basis on which the Securityholders are to participate in the transaction shall not be deemed to be fair if it would require the Holder to convert his Securities, in order to participate, at any time prior to the expiration of the conversion period specified for such Securities. To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.


SECTION 11.14.   Notice of Adjustment.

                 Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the new Conversion Rate, the date it becomes effective, the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 11.15.


SECTION 11.15.   Notice of Certain Transactions.

                 If the Company:

                 (1) takes any action that would require an adjustment in the Conversion Rate;

                 (2) takes any action that would require a supplemental indenture pursuant to Section 11.16; or

                 (3) voluntarily or involuntarily dissolves, liquidates or winds up,

a Holder of a Security may want to convert it into shares of Class A Common Stock prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, options, securities or assets which a holder of shares of Class A Common Stock on that date may receive. Therefore, the Company shall mail to the Securityholders and the Trustee, at least 20 days prior to the record date or other date set for definitive action if there shall be no record date (but in any event no later than the time that notice is given to the holders of Class A Common Stock), a notice stating the proposed record or effective date, as the case may be. Without limiting the obligation of the Company to give such notice, failure to mail the notice or any defect in it shall not affect the legality or validity of any transaction referred to in clause (1), (2) or (3) of this Section.

SECTION 11.16.   Consolidation, Merger or Sale of the Company;
                 Special Distributions.

                 If the Company consolidates with or merges into, or transfers (other than by mortgage or pledge) its properties and assets substantially as an entirety to, another person or the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Class A Common Stock, the Company or its successor in such transaction (or the corporation controlling the successor corporation or the Company, as the case may be) or the transferee of such properties and assets shall enter into a supplemental indenture. The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities or cash or other assets which he would have owned immediately after the consolidation, merger, binding share exchange or transfer if he had converted the Security immediately before the effective date of such transaction, assuming (to the extent applicable) that such Holder failed to exercise any rights of election with respect thereto and received per share of Class A Common Stock the kind and amount of securities, cash or assets received per share by a plurality of the non-electing shares. The supplemental indenture shall contain provisions for the protection of the conversion privilege of the Securities, including provisions for adjustments, which shall be as nearly equivalent as may be practical to the provisions set forth in this Article. The Company or the successor or resulting corporation or the transferee, as the case may be, shall mail to each Securityholder a notice describing the supplemental indenture.

                 If the Company makes a distribution to all holders of its Class A Common Stock of any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 11.09, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.09, then, from and after the record date for determining the holders of Class A Common Stock entitled to receive the distribution, a Holder of Securities that converts such Securities in accordance with the provisions of this Article Eleven will upon such conversion be entitled to receive, in addition to the shares of Class A Common Stock into which such Securities are convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted such Securities immediately prior to the record date for determining the holders of Class A Common Stock entitled to receive the distribution. If this Section applies, Sections 11.07, 11.08 and 11.09 shall not apply.


SECTION 11.17.   Company Determination Final.

                 Any determination required to be made pursuant to Sections 11.04, 11.07, 11.08, 11.09, 11.11, 11.13, 11.16 or 11.19 shall be made by the
Board of Directors (whether or not reference to the Board of Directors is expressly made in any such Section) and any determination so made in good faith shall be conclusive and binding on the Holders.

SECTION 11.18.   Trustee's Disclaimer.

                 Neither the Trustee nor any Conversion Agent has any duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. Neither the Trustee nor any Conversion Agent has any duty to determine whether any provisions of a supplemental indenture under section 11.16 are correct. Neither the Trustee nor any Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities. Neither the Trustee nor any Conversion Agent shall be responsible for the Company's failure to comply with this Article.


SECTION 11.19.   Simultaneous Adjustments.

                 In the event that this Article Eleven requires adjustments to the Conversion Rate under more than one of Sections 11.07(4), 11.08 or 11.09, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.07, second, the provisions of Section 11.09 and, third, the provisions of Section 11.08.


                                 ARTICLE TWELVE

                                 MISCELLANEOUS


SECTION 12.01.   Trust Indenture Act Controls.

                 If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of TIA Section Section 310 to 317, inclusive, through operation of TIA Section 318(c), such imposed duties shall, after the Public Qualification Date, control.


SECTION 12.02.   Notices.

                 Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

                 If to the Company:

                          Tele-Communications, Inc.
                          [Terrace Tower II
                          5619 DTC Parkway
                          Englewood, Colorado  80111]
                                  Attention:  [Robert R. Bennett,
                                                 Senior Vice-President]

                 If to the Trustee:

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Securityholder shall be mailed to him, by first-class mail, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.


SECTION 12.03.   Communication by Holders with Other Holders.

                 Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).


SECTION 12.04.   Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                 (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.


SECTION 12.05.   Statements Required in Certificate or Opinion.

                 Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture, other than certificates provided pursuant to Section 4.03, shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.


SECTION 12.06.   When Treasury Securities Disregarded.

                 In determining whether the Holders of the required aggregate principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities of such series owned by the Company or by any Affiliate of the Company shall be disregarded and treated as not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of such series which the Trustee knows are so owned shall be so disregarded.


SECTION 12.07.   Rules by Trustee and Agents.

                 The Trustee may make reasonable rules for action by or a meeting of the Securityholders of all series or any series. Each Agent may make reasonable rules for its functions.

SECTION 12.08.   Legal Holidays.

                 A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are not required to be open. If a specified date (including a date for giving notice) or the last day to convert a Security or to exchange an exchangeable Security is a Legal Holiday, any action to be taken pursuant to this Indenture or the Securities (including such conversion or exchange) may be taken on the next succeeding day that is not a Legal Holiday, and, to the extent applicable, no interest, or original issue discount, as the case may be, shall accrue for the intervening period.


SECTION 12.09.   Governing Law.

                 The internal laws of the State of New York shall govern this Indenture and the Securities.


SECTION 12.10.   No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


SECTION 12.11.   No Recourse Against Others.

                 No past, present or future director, officer, employee or stockholder, as such, of the Company or any successor thereof shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation and all such liability is hereby waived and released. Such waiver and release are part of the consideration for the issue of the Securities.


SECTION 12.12.   Successors.

                 All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13.   Duplicate Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.


SECTION 12.14.   Table of Contents, Headings, Etc.

                 The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


SECTION 12.15.   Public Qualification Date.

                 With respect to the Securities of each series, until such time as this Indenture shall have been qualified under the TIA and one or more Securities of such series shall be registered pursuant to a registration statement filed under the Securities Act of 1933 (the "Public Qualification Date"), or such earlier time as transfer of the Securities of such series is no longer subject to the legend requirements imposed by the Securities Act of 1933, the Securities of such series to the extent not so registered shall bear a legend as follows:

                 "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY STATE SECURITIES LAWS AND MAY BE REOFFERED AND SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

Transfer of such legended Securities shall be subject to the Company and the Trustee receiving an Opinion of Counsel, reasonably satisfactory in form and substance to the Company and the Trustee, that an exemption from registration under such Act is available.

SIGNATURES


Dated:
         --------------, ----

                                                   TELE-COMMUNICATIONS, INC.


                                                   By
                                                     --------------------------
                                                   Senior Vice President

                                                                          (SEAL)


ATTEST:
        ---------------------------
         Assistant Secretary


Dated:
       ---------------, ----

                                                   [TRUSTEE]

                                               By
                                                 ------------------------------

ATTEST:
       ------------------------
                                                                          (SEAL)

                                                                Exhibit 1 to
                                                                Master Indenture

================================================================================
TELE-COMMUNICATIONS, INC.


And


                         --------------------------,




Trustee


                            ---------------------


SUPPLEMENTAL INDENTURE
Dated as of
            --------------


Supplemental to Indenture
Dated as of
            ------------ --, ----




                         ----------------------------


% Junior Subordinated
Exchange Notes Due
                   -----
================================================================================

                 SUPPLEMENTAL INDENTURE dated as of ---------------------, between TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and
- -----------------, a ---------------- (the "Trustee), as Trustee under the indenture of the Company (the "Indenture") dated as of -------------- --, ----.


                                    RECITALS


                 The Indenture provides for the issuance from time to time of unsecured junior subordinated debentures, notes, bonds or other evidences of indebtedness (the "Securities") of the Company, issuable for the purposes and subject to the limitations contained in the Indenture.

                 The Company has duly authorized the issuance of a series of its Securities named its % Junior Subordinated Exchange Notes Due [ ] (the "Notes") of substantially the tenor and in the amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Supplemental Indenture.

                 All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

                 For and in consideration of the premises and the purchase of the Notes by the Holders thereof, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the respective Holders of the Notes:


                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


                 Section 1.01. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1.01 shall have, for all purposes of this Supplemental Indenture, the meanings herein specified:

                 "Class B Preferred Stock" means the Class B, 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, $.01 par value per share, of the Company.

                 "Fifteen Year Treasury Rate" means the rate (rounded to the nearest basis point), which is intended to be the equivalent of a Treasury Rate with a Constant Maturities Period of fifteen years, that is derived by linear interpolation from the Treasury Rate with a Constant Maturities Period of ten years and the Treasury Rate with a Constant Maturities Period of thirty years.

                 "Issue Date", when used with respect to the Notes, means the date, as set forth on the face of the Note, on which Notes are deemed to have been first issued in exchange for shares of Class B Preferred Stock, which shall be the Optional Exchange Date for the exchange of such shares pursuant to paragraph 4 of Section C of of the Restated Charter.

                 "Liquidation Preference" has the meaning ascribed to such term in paragraph 1 of Section C of of the Restated Charter.

                 "Notes" has the meaning stated in the second recital of this Supplemental Indenture and more particularly means any Notes authenticated and delivered under this Supplemental Indenture.

                 "Optional Exchange Date" has the meaning ascribed to such term in paragraph 1 of Section C of of the Restated Charter.

                 "Rate Determination Period" means the three calendar weeks ending on the last Friday that is not more than 15 Business Days prior to the Issue Date.

                 "Redemption Date" or "redemption date", as to any Note, shall mean the date specified for redemption of such Note pursuant to paragraph 5 of the Notes.

                 "Redemption Price" or "redemption price" of a Note shall have the meaning set forth in paragraph 5 of the Notes.

                 "Restated Charter" means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof.

                 "Stated Maturity Date" means the date specified in each Note as the fixed date on which an amount equal to the principal amount thereof, as set forth on the face of such Note, shall be due and payable.

                 "Treasury Rate" means the arithmetic average (rounded to the nearest basis point) of the weekly average per annum yield to maturity values adjusted to constant maturities of a specified term (the "Constant Maturities Period") for the three calendar weeks constituting the Rate Determination Period as read from the yield curves of the most actively traded marketable United States Treasury fixed interest rate securities (x) constructed daily by the United States Treasury Department (i) as published by the Federal Reserve Board in its Statistical Release H-15 (519), "Selected Interest Rates", which weekly average yield to maturity values presently are set forth in such Statistical Release in "U.S. Government Securities Treasury-Constant Maturities" under the caption relating to the Constant Maturities Period or (ii) if said Statistical Release H-15 (519) is not then published, as published by the Federal Reserve Board in any release comparable to its Statistical Release H-15
(519), or (iii) if the Federal Reserve Board shall not be publishing a comparable release, as published in any official publication or release of any other United States Government department or agency, or (y) if the United States Treasury Department shall not then be constructing such yield curves, as constructed by the Federal Reserve Board or any other United States Government department or agency and published as set forth in (x) above. However, if a Treasury Rate cannot be determined as provided above, then such Treasury Rate shall mean the arithmetic average (rounded to the nearest basis point) of the per annum yields to maturity for each Business Day during the Rate Determination Period of all of the issues of actively traded marketable United States Treasury fixed interest rate securities with a maturity of not less than three months shorter than the Constant Maturities Period nor more than three months longer than the Constant Maturities Period from such Business Day (excluding all such securities which can be surrendered at the option of the holder at face value in payment of any Federal estate tax, which provide tax benefits to the holder or which were issued at substantial discount) (1) as published in The Wall Street Journal, or (2) if The Wall Street Journal shall cease such publication, based on average asked prices (or yields) as quoted by each of three United States Government securities dealers of recognized national standing selected by the Company.

                 Section 1.02. Rules of Construction. For all purposes of this Supplemental Indenture and the Indenture as supplemented hereby, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) a term defined in this Article has the meaning assigned to it in this Article;

                 (2) words in the singular include the plural, and in the plural include the singular;

                 (3) the words "herein," hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and, unless the context indicates otherwise, not to any particular Article, Section or other subdivision;

                 (4) certain capitalized terms are used herein as they are defined in the Indenture; and

                 (5) references to Sections and Articles are references to Sections and Articles of this Supplemental Indenture unless otherwise indicated.

                 Section 1.03. Supplemental Indenture Incorporated into Indenture. This Supplemental Indenture is executed by the Company and the Trustee pursuant to the provisions of Section 9.01(3) of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

                 Section 1.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture and it shall not be responsible for any statement herein contained.

                 Section 1.05. Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York.


                                  ARTICLE TWO

                                   THE NOTES


                 Section 2.01. Note Forms. The Notes shall be substantially in the form of Exhibit A which is a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this Supplemental Indenture. The Notes may have such notations, legends or endorsements as may be required by law, stock exchange rule or usage or as may, consistently herewith, be determined by the Officers executing such Notes, as conclusively evidenced by their execution of the Notes.

                 Section 2.02. Title and Amount. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture as supplemented by this Supplemental Indenture is limited, except as set forth in the Indenture, to that amount which is equal to the aggregate Liquidation Preference of the shares of Class B Preferred Stock in respect of which the Notes are issued, less the amount of any cash adjustment payable to the holders of such shares of Class B Preferred Stock, all as determined in accordance with paragraph 4(d) of Section C of of the Restated Charter. Prior to
the Issue Date, the Company shall notify the Trustee in writing of the amount of the Liquidation Preference per share of Class B Preferred Stock as of the Issue Date. The Notes shall be known and designated as the "--% Junior
Subordinated Exchange Notes due [                  ]" of the Company.

                 Section 2.03. Interest Rate; Stated Maturity Date. The Notes will bear interest at a rate per annum equal to the sum of the Fifteen Year Treasury Rate plus 215 basis points and the Stated Maturity Date of the Notes will be the fifteenth anniversary of the Issue Date. Prior to the Issue Date, the Company shall notify the Trustee in writing of the interest rate for the Notes and the Stated Maturity Date, annual Interest Payment Date and Regular Record Date for the Notes, and shall provide the calculation of such interest rate to the Trustee who shall confirm the mathematical accuracy of the Company's calculation of such rate (and, if it cannot confirm such mathematical accuracy, shall confer with the Company and, if necessary, correct such calculation). Thereafter, prior to the Issue Date, the Company shall publish notice of such interest rate, Interest Payment Date, Regular Record Date and Stated Maturity Date in a daily newspaper of national circulation as contemplated by paragraph 4(e) of Section C of of the Restated
Charter.

                 Section 2.04. Denominations. The Notes shall be issuable as registered Notes without coupons in denominations of $100 or any integral multiple thereof.

                 Section 2.05. Authentication and Delivery. Forthwith upon the execution and delivery of this Supplemental Indenture, or from time to time thereafter, Notes up to the aggregate principal amount determined in accordance with Section 2.02 may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon a written order of the Company, signed by two Officers of the Company, without any further action by the Company.


                        *     *       *        *       *


                 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.

                           TELE-COMMUNICATIONS, INC.


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

[Corporate Seal]

Attest:


- ------------------------
Name:
Title:


                                                [TRUSTEE]
                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

[Corporate Seal]

Attest:


- ---------------------------
Name:
Title:

                                                                       EXHIBIT A


[FORM OF FACE OF NOTE]
TELE-COMMUNICATIONS, INC.
- ---% Junior Subordinated
Exchange Note due ----
No. R-                                         Principal  amount: $


Issue Date:

INTEREST Payment Date:    [March 1]
         Record Date:     [February 15]

                 Tele-Communications, Inc., a Delaware Corporation, promises to pay to --------------------------------, or registered assigns, the principal sum of ------------------- Dollars on ------------------------.

                 Reference is made to the further provisions of this Note on the reverse side, which will for all purposes have the same effect as if set forth at this place.

Dated:
Certificate of Authentication:
The undersigned certifies
that this is one of the
Securities of the series
designated herein
referred to in the
within-mentioned Indenture.

                                                TELE-COMMUNICATIONS, INC.



                                                Facsimile
         AS TRUSTEE                                 Seal


By                                              By
     Authorized Signature                           Chairman of the Board
                                                                Secretary

[FORM OF REVERSE SIDE OF NOTE]
TELE-COMMUNICATIONS, INC.

- ---% Junior Subordinated Exchange
Note due ---------

1.       Interest

                 Tele-Communications, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest annually on the [first] day of [March] of each year, commencing ------- ---------- ---, ----, until the principal amount has been paid or provided for or this Note is otherwise redeemed. Interest will accrue from the most recent Interest Payment Date through which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes. Interest on overdue principal shall accrue from the date such overdue principal was due to the date payment thereof, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.       Method of Payment

                 The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the Regular Record Date for such interest payment. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                 Initially, --------------------------- (the "Trustee),
- --------------------, New York, New York -----------------, will act as Paying
Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar, or co-registrar without notice to the Holders, but the Company shall promptly mail to the Holders at their registered addresses, a written notice of any termination or appointment of a Paying Agent or any change in the principal office of any Paying Agent. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, or co-registrar.

4.       Indenture

                 This Note is one of a duly authorized issue of junior subordinated debentures, notes, bonds or other evidences of indebtedness of the Company (the "Securities") issued and to be issued in one or more series under an Indenture, dated as of ----------------- ---, 19-- the ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture, as supplemented by a supplemental indenture, dated as of
- ----------------- ---, 19--, between the Company and the Trustee (as so supplemented, the "Note Indenture") and those made part of the Note Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). This Note is subject to all such terms, and the, holder of this Note is referred to the
Note Indenture and the Act for a statement of those terms. All terms used in this Note which are defined in the Note Indenture shall have the meanings assigned to them in the Note Indenture. This Note is one of the series of Securities designated on the face hereof. The Notes of such series are general unsecured obligations of the Company and are limited (except as provided in the Indenture) to $[the principal amount determined pursuant to Section 2.02 of the Supplemental Indenture] in aggregate principal amount.

5.       Optional Redemption

                 The Notes are redeemable at any time, at the option of the Company, as a whole, or from time to time in part, at a Redemption Price equal to 100% of the outstanding principal amount thereof, plus accrued but unpaid interest through the Redemption Date.

6.       Notice of Redemption

                 Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price and accrued interest on all outstanding Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on the Redemption Date, then, from and after such Redemption Date, interest ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $100 may be redeemed in part but only in integral multiples of $100.

7.       Subordination

                 The Notes are subordinated in right of payment, to the extent set forth in the Note Indenture, to the prior payment in full of all Senior Debt of the Company. Each Holder of this Note, by accepting the same, agrees to the subordination and authorizes the Trustee to give it effect.

8.       Denominations; Transfer; Exchange

                 The Notes are in fully registered form without coupons in denominations of $100 and integral multiples of $100. A Holder may transfer or exchange Notes in accordance with the Note Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Note Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed), or any Notes for a period of 15 days before a selection of Notes to be redeemed.

9.       Persons Deemed Owners

                 The registered Holder of this Note may be treated as the owner of it for all purposes.

10.      Unclaimed Money or Securities

                 If money or securities for the payment of any amount with respect to the Notes remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money or securities must look only to the Company and not to the Trustee for payment.

11.      Amendment, Waiver

                 Subject to certain exceptions set forth in the Note Indenture,
(i) the Note Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes, and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Note Indenture, without the consent of any Holder, the Company and the Trustee may amend the Note Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not materially adversely affect the rights of any Holder.

12.      Defaults and Remedies

                 Under the Note Indenture, Events of Default with respect to the Notes include (i) default for 30 days in payment of any interest on the Notes when the same becomes due and payable; (ii) default in payment of principal on the Notes when the same becomes due and payable; (iii) failure by the Company to comply with its other agreements in the Note Indenture (other than an agreement expressly included in the Indenture solely for the benefit of Securities of any series other than the Notes) or in the Notes, subject to notice and lapse of time; and (iv) certain events of bankruptcy or insolvency. If an Event of Default with respect to the Notes occurs and is continuing, the principal amount of, and accrued interest on, the Notes may be declared to be due and payable in the manner and with the effect provided in the Note Indenture. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

                 Holders may not enforce the Note Indenture or the Notes except as provided in the Note Indenture. The Trustee may refuse to enforce the Note Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. The Company is required to file periodic reports with the Trustee as to the absence of default.

13.      Trustee Dealings with Company

                 Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company and its Affiliates, may become the owner or pledgee of Notes and otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.      No Recourse Against Others

                 A director, officer, employee or shareholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Notes or the Note Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.      Authentication

                 This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

16.      Abbreviations

                 Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

                 The Company will furnish to any Holder upon written request and without charge a copy of the Note Indenture. Request may be made to:

17.      Governing Law

                 The internal laws of the State of New York shall govern the
Note Indenture and this Note.

                                ASSIGNMENT FORM

                 To assign this Note, fill in the form below:

                 I or we assign and transfer this Note to:


- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
         (Insert assignee's soc. sec. or tax ID no.)

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
         (Print or type assignee's name, address and zip code) and irrevocably appoint ------------------- agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:                                      Your Signature:
     ---------------------                                ----------------------

- --------------------------------------------------------------------------------
- ------------------------
(Sign exactly as your name appears on the other side of this Note)



- --------------------------------------
         Signature Guaranteed